Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

WHEREAS, Symbol Technologies, Inc., a Delaware corporation (the “Company”), and Salvatore Iannuzzi (the “Executive”) entered into an employment agreement effective as of January 12, 2006 (the “Agreement”); and

WHEREAS, under Section 5(b) of the Agreement, the Executive shall be eligible to receive a bonus, as determined pursuant to the Company’s Executive Bonus Plan or another “qualified performance-based compensation” bonus plan that has been approved by the stockholders of the Company in accordance with the provisions for such approval under Internal Revenue Code (“Code”) Section 162(m) and the regulations promulgated thereunder, with respect to 2006 and each subsequent fiscal year of the Company in which the Executive is employed on the last day of the applicable year, on the basis of the Executive’s or the Company’s attainment of objective financial or other operating criteria established by the Compensation Committee in its sole good faith discretion in accordance with Code Section; and

WHEREAS, the Executive has requested that such bonus, to the extent earned by the Executive, shall be paid in the form of common stock of the Company, and the Company has agreed to such request; and

WHEREAS, Section 19 of the Agreement provides that the Agreement may be amended by written instrument signed by both of the parties thereto, and the parties now desire to amend the Agreement as set forth below:

NOW, THEREFORE, in consideration of the foregoing and for other good and sufficient consideration, the Executive and the Company hereby amend the Agreement, effective March 20, 2006, by adding the following paragraph at the end of Section 5(b) thereof:

The earned Bonus for each fiscal year shall be paid to the Executive in the form of whole shares of Common Stock issued pursuant to the Equity Incentive Plan, provided that on the payment date, the Common Stock continues to be registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended. To the extent such Bonus is not denominated in Common Stock, the number of shares to be issued shall be determined based upon the Fair Market Value (as such term is defined for purposes of the Equity Incentive Plan) of Common Stock as of the date such Bonus is approved for payment by the Committee. Fractional shares shall be paid in cash. The Company shall withhold from such Bonus such amount as it deems appropriate under Section 26 hereof. Notwithstanding the foregoing, earned Bonus will be paid in cash if a Change in Control occurs after the fiscal year to which the Bonus relates and prior to the date such Bonus is approved for payment by the Committee.

[Signature page follows:]

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Employment Agreement effective March 20, 2006.

SYMBOL TECHNOLOGIES, INC.

_____/s/ Mary S. McLeod___________ _____March 21, 2006___

By:	Mary S. McLeod	Date

Its: Senior Vice President—Global Human Resources

EXECUTIVE

     /s/ Salvatore Iannuzzi     March 21, 2006

Date